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Exhibit 99.1

Beta Oil & Gas, Inc. Presented Operational Update at Annual
Shareholders Meeting

FOR IMMEDIATE RELEASE—June 24, 2003,

        Tulsa, Oklahoma—June 24, 2003—Beta Oil & Gas, Inc. ("Company") (NASDAQ:BETA) Beta Oil & Gas, Inc. provided attending shareholders with an update on the Company's financial and operational goals for 2003 at the annual shareholders meeting held Friday in Tulsa, Oklahoma.

        "Our first priority has been to increase our working capital and liquidity position, while optimizing production from our existing asset base" David A Wilkins, President and chief executive officer told the shareholders. "The Company is now in a position to pursue development and exploitation projects that have been identified by the technical staff. We are on target to meet the initial revenue and production goals that we set for 2003."

        On June 13, 2003, Steve A. Antry, a former Beta director who was not standing for reelection, and Rolf N. Hufnagel, filed a Schedule 13D with the Securities and Exchange Commission reporting their current ownership and stating their intent to nominate one or two persons from the floor for election as directors and to vote against the proposed amendments to Beta's employee stock option plan (which would increase the number of shares subject to the plan) and articles of incorporation (to eliminate cumulative voting for directors in the future). Mr. Antry indicated in the Schedule 13D that he intended to solicit a limited number of proxies from other stockholders. Prior to the meeting, an agreement was entered into by Messrs. Antry and Hufnagel with Robert E. Davis, Jr. and David A. Wilkins, who were the proxies named by the Company's board for the meeting, along with Robert C. Stone, Jr., a director who was standing for election, relating to the manner in which the parties would vote their shares and certain other actions to be taken in connection with the proposals being presented at the meeting.

        Elected at the meeting were Robert E. Davis, Jr., Robert C. Stone, Jr., and David A. Wilkins, who are continuing directors and David A. Melman, who was nominated from the floor by Mr. Antry. Subsequent to the stockholders meeting, there was a board meeting at which the Board took action to expand the number of directors to five and then appointed Rolf N. Hufnagel as the fifth director, to serve until the next annual meeting of stockholders.    Mr. Melman is Chairman and Chief Executive Officer of XCL Ltd, an oil and gas company with interests in the People's Republic of China. Mr. Hufnagel is the principal owner, President and CEO of Crimson Resources, LLC, an independent oil and gas company, and formerly served for a brief period on the Beta board during 2000 following Beta's acquisition of Red River Energy, Inc., of which Mr. Hufnagel was one of the principal owners.

        Other actions taken at the meeting include:

  •
  Approval of the amendment of the Company's 1999 Stock Option Plan to increase the maximum number of shares of common stock that may be issued under the plan by 750,000.

  •
  Ratification of the appointment of Ernst and Young, Certified Public Accountants, as independent auditors for 2003.

        The proposed amendment to the articles of incorporation that would have eliminated cumulative voting for directors was removed from the ballot in accordance with the agreement.

        Beta Oil & Gas, Inc. is an independent energy company engaged in the production, exploration and development of oil and gas properties. For more information, please contact Steve Fischer at (918) 495-1011.

        Forward-Looking Statement:    This release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address estimates of proved oil and gas reserves, future production, exploration drilling, exploitation activities, capital expenditures, gross unrisked reserve potentials, and events or developments that the company expects or believes are forward-looking statements. Although Beta believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, exploitation and exploration successes, continued availability of capital and financing, and general economic, market or business conditions. The Company has no obligation to update the statements contained in this report or to take action that is described herein or otherwise presently planned.

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Beta Oil & Gas, Inc. Presented Operational Update at Annual Shareholders Meeting